NEWS RELEASE

AbCellera Reports Q1 2026 Business Results & Announces Positive Interim Phase 1 Clinical Data for ABCL635

5/11/2026

•ABCL635 demonstrated a favorable tolerability profile, with no observed liver toxicity, and achieved potent and sustained reductions in biomarkers of target engagement.
•Ended Q1 2026 with total available liquidity of approximately $655 million.

VANCOUVER, British Columbia--(BUSINESS WIRE)-- AbCellera (Nasdaq: ABCL) today announced financial results for the first quarter of 2026 and positive interim results from the Phase 1 portion of its ongoing Phase 1/2 clinical trial of ABCL635. ABCL635 is a potential first-in-class antibody targeting the neurokinin 3 receptor (NK3R) for the treatment of moderate-to-severe vasomotor symptoms (VMS) associated with menopause. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We are excited to share interim Phase 1 data that show ABCL635 achieved robust NK3R target engagement at doses that were well-tolerated in healthy volunteers and a pharmacokinetic profile that may support a once monthly dosing regimen. We look forward to the efficacy readout from the Phase 2 data in Q3, which we believe will be highly de-risking for the program,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “Through 2026 we are focused on delivering data readouts for our clinical programs, advancing ABCL688 and ABCL386 into IND-enabling studies, and selecting at least one additional development candidate. We continue to maintain our strong cash position, ending the quarter with approximately $655 million dollars in available liquidity to execute on our strategy.”

Q1 2026 Business Summary and Program Updates
●ABCL635 and ABCL575 continued to progress through clinical trials.
●ABCL386 and ABCL688 are progressing through IND-enabling activities.
●Generated a net loss of $43.2 million, compared to a net loss of $45.6 million in Q1 2025.
●Ended the quarter with approximately $655 million in total available liquidity to execute on our strategy.

Clinical Update: ABCL635 Interim Phase 1 Data

Study Design
The Phase 1 trial of ABCL635 (NCT07118891) is a randomized, double-blind, placebo-controlled study designed to evaluate single and multiple doses of ABCL635 in healthy volunteers. A total of 40 healthy men and postmenopausal women were enrolled in the single ascending dose (SAD) part and treated with single doses ranging from 30 mg to 900 mg. The multiple ascending dose (MAD) part enrolled a total of 16 postmenopausal women who received multiple once monthly doses ranging from 300 mg to 600 mg.

Study Results
The interim Phase 1 data supported advancing ABCL635 into Phase 2. Data from the MAD part remain blinded, with safety follow-up visits ongoing. The unblinded interim data from the SAD part demonstrated the following:

•A favorable tolerability profile: ABCL635 was well-tolerated across all doses, with no serious adverse events or elevations in liver enzymes. Treatment-emergent adverse events were generally mild and transient.

•A pharmacokinetic profile that supports monthly dosing: ABCL635 exhibited an estimated half-life of ~24 days, supporting the potential for a once monthly subcutaneous dose.

•Strong suppression of biomarkers of target engagement: To confirm target engagement of NK3R on kisspeptin, neurokinin B, and dynorphin (KNDy) neurons in the infundibular nucleus of the hypothalamus, testosterone, a clinically validated surrogate biomarker of NK3R antagonism, was measured in male volunteers. ABCL635 demonstrated sustained and dose-dependent suppression of testosterone over a four-week period.

Based on these data, AbCellera advanced ABCL635 into a Phase 2 study, as announced earlier this year. The Phase 2 is a multicenter, randomized, double-blind, placebo-controlled trial with approximately 80 postmenopausal women designed to evaluate the efficacy of ABCL635 in reducing the frequency and severity of moderate-to-severe VMS.

Business Metrics

	December 31, 2025	March 31, 2026
Partner-led programs with downstreams	44	40
In the clinic	5	5
In discovery or preclinical development	39	35

Molecules in the clinic with downstreams	14	14

Beginning in Q1 2026, AbCellera is reporting new business metrics to focus on programs and molecules with downstream participation which are believed to be progressing. At the end of Q1 2026, partners led 40 programs which AbCellera believes to be progressing and where

AbCellera holds a downstream stake (down from 44 on December 31, 2025). In total, AbCellera held downstream stakes in 14 molecules in the clinic understood to be progressing on March 31, 2026.

Discussion of Q1 2026 Financial Results
●Revenue – Total revenue was $8.3 million, compared to $4.2 million in Q1 2025.
●Research & Development (R&D) Expenses – R&D expenses were $46.7 million, compared to $42.5 million in Q1 2025.
●Sales, General, & Administrative (SG&A) Expenses – SG&A expenses were $12.3 million, compared to $19.1 million in Q1 2025.
●Net Loss – Net loss of $43.2 million, or $(0.14) per share on a basic and diluted basis, compared to net loss of $45.6 million, or $(0.15) per share on a basic and diluted basis, in Q1 2025.
●Liquidity – $531 million of total cash, cash equivalents, and marketable securities and approximately $124 million in available non-dilutive government funding, bringing total available liquidity to approximately $655 million to execute on AbCellera's strategy.

Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About ABCL635

ABCL635 is a potential first-in-class antibody drug for the non-hormonal treatment of moderate-to-severe VMS, commonly known as hot flashes, associated with menopause. ABCL635 specifically targets NK3R, a clinically validated G protein-coupled receptor (GPCR) expressed on KNDy neurons in the infundibular nucleus of the hypothalamus. ABCL635 is the first program from AbCellera’s GPCR and ion channel platform to advance into the pipeline, entering the clinic in July 2025. Additional details are available at www.abcellera.com/pipeline.

About AbCellera Biologics Inc.
AbCellera (Nasdaq: ABCL) is a clinical-stage biotechnology company focused on discovering and developing first-in-class antibody-based medicines in the areas of endocrinology, women’s health, immunology, oncology, and more. For more information, please visit www.abcellera.com.

AbCellera Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, other factors, and definition of our business metrics are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

AbCellera Biologics Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)
(Unaudited)

	Three months ended March 31,
	2025	2026
Revenue:
Research fees	$4,068	$8,124
Licensing and royalty revenue	167	191
Total revenue	4,235	8,315
Operating expenses:
Research and development(1)	42,496	46,662
Sales, general, and administrative(1)	19,068	12,334
Depreciation and amortization	5,331	6,838
Total operating expenses	66,895	65,834
Loss from operations	(62,660)	(57,519)
Other income:
Interest and other	(5,523)	(3,643)
Grants and incentives	(4,153)	(4,339)
Total other income	(9,676)	(7,982)
Loss before income tax	(52,984)	(49,537)
Income tax recovery	(7,363)	(6,372)
Net loss	$(45,621)	$(43,165)
Foreign currency translation adjustment	(2,620)	1,815
Comprehensive loss	$(48,241)	$(41,350)

Net loss per share
Basic	$(0.15)	$(0.14)
Diluted	$(0.15)	$(0.14)
Weighted-average common shares outstanding
Basic	297,692,663	303,074,605
Diluted	297,692,663	303,074,605

(1) Exclusive of depreciation and amortization

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheets
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)
(Unaudited)

	December 31, 2025	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$128,513	$77,063
Marketable securities	405,313	427,669
Total cash, cash equivalents, and marketable securities	533,826	504,732
Accounts and accrued receivable	58,293	36,761
Restricted cash	25,000	25,000
Other current assets	111,113	98,103
Total current assets	728,232	664,596
Long-term assets:
Property and equipment, net	428,003	422,806
Intangible assets, net	38,381	37,460
Goodwill	47,806	47,806
Investments in equity accounted investees	62,580	65,308
Other long-term assets	51,948	69,136
Total long-term assets	628,718	642,516
Total assets	$1,356,950	$1,307,112
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$50,781	$39,551
Deferred revenue	13,526	7,743
Total current liabilities	64,307	47,294
Long-term liabilities:
Operating lease liability	137,403	134,309
Deferred government contributions	174,453	176,105
Other long-term liabilities	13,883	11,321
Total long-term liabilities	325,739	321,735
Total liabilities	390,046	369,029
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2025 and March 31, 2026: 300,600,710 and 303,945,581 shares issued and outstanding at December 31, 2025 and March 31, 2026, respectively	802,341	816,533
Additional paid-in capital	198,279	196,616
Accumulated other comprehensive loss	(4,234)	(2,419)
Accumulated deficit	(29,482)	(72,647)
Total shareholders' equity	966,904	938,083
Total liabilities and shareholders' equity	$1,356,950	$1,307,112

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)
(Unaudited)

	Three months ended March 31,
	2025	2026
Cash flows from operating activities:
Net loss	$(45,621)	$(43,165)
Cash flows from operating activities:
Depreciation of property and equipment	4,409	5,918
Amortization of intangible assets	922	920
Amortization of operating lease right-of-use assets	1,274	1,817
Stock-based compensation	14,786	12,013
Other	2,213	2,377
Changes in operating assets and liabilities:
Research fees and grants receivable	(1,133)	13,103
Income taxes payable	(4,408)	(4,970)
Accounts payable and accrued liabilities	(3,409)	(9,406)
Deferred revenue	13,313	(8,033)
Deferred grant income	(1,220)	(2,356)
Other assets	7,320	(1,741)
Net cash used in operating activities	(11,554)	(33,523)
Cash flows from investing activities:
Purchases of property and equipment	(10,636)	(3,831)
Purchase of marketable securities	(164,990)	(166,308)
Proceeds from marketable securities	190,027	143,802
Receipt of grant funding	1,018	1,361
Long-term investments and other assets	(7,484)	(105)
Net cash provided by (used in) investing activities	7,935	(25,081)
Cash flows from financing activities:
Proceeds from long-term liabilities and other	5,970	7,192
Net cash provided by financing activities	5,970	7,192
Effect of exchange rate changes on cash and cash equivalents	590	(38)
Increase (decrease) in cash and cash equivalents	2,941	(51,450)
Cash and cash equivalents and restricted cash, beginning of period	183,615	155,249
Cash and cash equivalents and restricted cash, end of period	$186,556	$103,799
Restricted cash included in other assets	2,290	1,736
Total cash, cash equivalents, and restricted cash shown on the balance sheet	$184,266	$102,063
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	10,960	706
Right-of-use assets obtained in exchange for operating lease obligation	3,361	–

Inquiries
Media: Tiffany Chiu; media@abcellera.com, +1(236)521-6774
Partnering: Murray McCutcheon, Ph.D.; partnering@abcellera.com, +1(604)559-9005
Investor Relations: Peter Ahn; ir@abcellera.com, +1(778)729-9116

Source: AbCellera Biologics Inc.